UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Blvd., Suite 305,

Roslyn, New York, 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SINO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2020, the Board of Directors (the “Board”) of Sino-Global Shipping America, Ltd., a Virginia corporation (the “Company”), appointed Mr. Junfeng Xu as an Independent Director (as defined in Nasdaq Listing Rule 5605(a)(2)) of the Company, effective immediately. Mr. Xu is also appointed to serve as Chairperson of the Corporate Governance Committee, a member of the Audit Committee and a member of the Compensation Committee of the Board, effective immediately.

Mr. Xu, aged 57, is an experienced securities attorney in China, bringing over 20 years of legal experience in the securities law and investment banking law industry, having advised various companies in their public offerings and mergers and acquisitions. He is one of the founding partners of Beijing Junzejun Law Offices. Mr. Xu currently works at Beijing Huatang Law Firm, and is a director of Jessn Marine Equipment Co., Ltd. He used to serve as an independent director on the board of directors of various public and private companies in China. He was also a partner and the general investment director at two private equity fund management companies. Mr. Xu also teaches at the PE Executive programs of Tsinghua University, Inner Mongolia University and Guangzhou Jinan University. Mr. Xu received his Bachelor of Laws and Master of Laws from China University of Political Science and Law in 1985 and 1988, respectively.

Mr. Xu is to receive an annual compensation of $20,000 from the Company, eligible to participate in the Company’s 2014 Stock Incentive Plan, and to be compensated at the same level of other Independent Directors of the Company. A copy of the offer letter by and between the Company and Mr. Xu is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

There are no family relationships between Mr. Xu and any director or other executive officer of the Company nor are there any transactions between Mr. Xu or any member of their immediate families and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission (the “Commission”). Further, there is no arrangement or understanding between Mr. Xu and any other persons or entities pursuant to which Mr. Xu was appointed as a director of the Company.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Commission on January 8, 2020, the departure of Mr. Jianming Li, a former Independent Director of the Company, resulted in the Company’s temporary noncompliance with the continued listing requirements as set forth in Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2)(A) regarding the composition of the Company’s Board and the Company’s Audit Committee. In connection with Mr. Junfeng Xu’s appointment, the Board has undertaken an evaluation of the relevant facts and circumstances of the business and personal relationships of Mr. Xu and deemed him to be independent under the definition of independence provided by NASDAQ Listing Rule 5605(a)(2). Together with Mr. Jing Wang and Mr. Tieliang Liu, Mr. Xu’s serving on the Board allows the Company to currently satisfy the majority independence requirement as set forth under the Nasdaq Listing Rules.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter to Mr. Junfeng Xu dated February 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2020

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Lei Cao
Name:	Lei Cao
Title:	Chief Executive Officer

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